Exhibit 10.3

A.B. Brown Coal Supply Agreement Amendment No. 2

CONFIDENTIAL PORTIONS OMITTED

LEGEND:	[**] REPRESENTS CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT
This Amendment to the January 1, 2009 A.B. Brown Coal Supply Agreements between Vectren Fuels (VF), Inc. and Vectren Power Supply (VPS) evidences as follows:

WHEREAS, VPS has two contracts with VF to supply A.B. Brown, both of which were entered into effective January 1, 2009, and have a term ending December 31, 2014; and

WHEREAS, under the "Brown 1 Contract" VPS annually buys 1 million tons of coal from VF and under the "Brown 2 Contract" VPS annually buys 410,000 tons of coal from VF; and

WHEREAS, the Brown 1 Contract has entered its price re-negotiation period pursuant to section 4.4(the period having by prior agreement of the parties been deferred in 2010 to April 2011);

Now, therefore, the parties agree to amend both the Brown 1 and Brown 2 Contracts as follows:

1. With respect to the purchase of 410,000 tons of coal under the Brown 2 Contract in 2012, section 4.1 of the Contract is amended to provide that VPS will purchase 85% of the contract volume (348,000 tons) at an FOB Mine Price of [**].

2. With respect to the Brown 1 Contract, the following amendments have been made:

(a)  Under section 3.1 of the contract, in 2012 VPS shall purchase monthly incremental requirements in a quantity it shall determine and communicate to VF thirty (30) days in advance of the delivery month, with no commitment to procure any coal in 2012; in 2013 and 2014 VPS shall purchase 600,000 tons of coal from VPS; all other terms of section 3.1 including the 15% tonnage option shall remain effective;

(b)  Under section 4.1, the FOB Mine prices for 2012, 2013 and 2014 are [**].

(c)  Section 1.1 is amended to provide that the source of the coal shall be the Oaktown Mine, unless the parties mutually agree to an alternative source; and

(d)  Exhibit A is amended to provide for a monthly weighted average of chlorine of .10% and .06ug/g of mercury. To the extent coal is shipped in excess of this specification, VPS may reject such shipments.

3. No other terms of the Brown 1 and Brown 2 Contracts have been modified by this Amendment.

WHEREFORE, the parties have caused this Amendment to be effective as of October 31, 2011.

Vectren Power Supply		Vectren Fuels

By	Wayne Games	By	Randy L. Beck

Its	VP – Power Supply	Its	President